Filed Pursuant to Rule 424(b)(5)
Registration No. 333-217599

The information in this preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and we are not seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 5, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 16, 2017)

$

Lazard Group LLC

% Senior Notes due 20

This is an offering by Lazard Group LLC, or “Lazard Group,” of $                 aggregate principal amount of                 % senior notes due 20                (the “notes”). Lazard Group will pay interest on the notes on                  and                  of each year. The first such interest payment will be made on                 , 2019.

The notes will mature on                 , 20                . Lazard Group may, at its option, choose to redeem all or a portion of the notes at the redemption prices described in this prospectus supplement. See “Description of Notes—Optional Redemption.” In addition, holders may require Lazard Group to repurchase the notes upon the occurrence of a change of control triggering event. The notes will be issued only in registered book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will be senior unsecured obligations of Lazard Group and will rank equally in right of payment with all of Lazard Group’s existing and future senior unsecured indebtedness. The notes will rank senior in right of payment to any of Lazard Group’s future subordinated indebtedness. The notes will be effectively subordinated to Lazard Group’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. Neither Lazard Ltd nor any of Lazard Group’s subsidiaries will guarantee the notes. The notes will be structurally subordinated to all indebtedness and other liabilities of Lazard Group’s subsidiaries.

Lazard Group does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and page 3 of the accompanying prospectus and “Item 1A. Risk Factors” on page 13 of Lazard Group’s Annual Report on Form 10-K for the year ended December 31, 2018 to read about important factors you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds to Lazard Group (before expenses)		%	$

(1)	Plus accrued interest, if any, from March , 2019, if settlement occurs after that date.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company and its direct participants on or about March    , 2019.

Sole Book-Running Manager and Joint Lead Manager	Joint Lead Manager

Citigroup	Lazard Frères & Co. LLC

The date of this prospectus supplement is                 , 2019.

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we prepare or distribute. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date on the front of this prospectus supplement and the information we have incorporated by reference is accurate only as of the dates of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the              business day following the date of the pricing of the notes (“T+    ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+    , to specify alternative settlement arrangements to prevent a failed settlement.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, unless we specify otherwise, when we refer only to the “prospectus,” we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the notes and other information you should know before investing. You should carefully read this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference” before investing in the notes.

In this prospectus supplement, unless the context otherwise requires, the terms:

•	“Lazard Group” refers to Lazard Group LLC, a Delaware limited liability company that is the current holding company for substantially all of the subsidiaries that conduct our businesses,

•

“Lazard Ltd” refers to Lazard Ltd, a Bermuda exempt company, whose shares of Class A common stock are publicly traded on the New York Stock Exchange under the symbol “LAZ.” Lazard Ltd’s subsidiaries include Lazard Group and its respective subsidiaries, and

•	“Lazard,” “we,” “us” and “our” refer to Lazard Group and Lazard Ltd and their subsidiaries, as the context requires, except in the section titled “Description of Notes” in this prospectus supplement.

We prepare our financial statements in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP,” including all of the financial statements incorporated by reference or included in this prospectus supplement. Our fiscal year ends on December 31. In this prospectus supplement, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

The distribution of this prospectus supplement or the accompanying prospectus and the sale of the notes in certain jurisdictions may be restricted by law. Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

PRIIPs Regulation / Prospectus Directive / Prohibition of sales to EEA retail investors –

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus supplement and the accompanying prospectus are only being distributed to, and only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

WHERE YOU CAN FIND MORE INFORMATION

Lazard Group files annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). Lazard Group’s SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

We maintain a public website at http://www.lazard.com and a Twitter account at http://www.twitter.com/Lazard. The information contained on or connected to our website and social media sites is not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase the notes.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus supplement specific documents that Lazard Group has filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that Lazard Group files with the SEC (excluding any portions of such documents that are “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (which we refer to in this prospectus supplement as the “Exchange Act”)) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of the notes offered by this prospectus supplement. This prospectus supplement is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Lazard Group’s Annual Report on Form 10-K for the year ended December 31, 2018; and

•	Lazard Group’s Current Report on Form 8-K filed on February 5, 2019.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference in this prospectus supplement. You can request copies of such documents if you write to us at the following address: Investor Relations, Lazard Group LLC, 30 Rockefeller Plaza, New York, New York 10112 or call us at (212) 632-6000. You may also obtain copies of any such documents by visiting our website at http://www.lazard.com. The information contained on or connected to our website is not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase the notes.

This prospectus supplement and information incorporated by reference herein contain summaries of certain agreements that we have filed as exhibits to our various SEC filings. The descriptions of these agreements contained in this prospectus supplement or information incorporated by reference herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address or telephone number listed above.

Neither we nor the underwriters have authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we prepare or distribute. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date on the front cover of this prospectus supplement and the information we have incorporated by reference is accurate only as of the dates of the documents incorporated by reference. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any subsequent prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act. We have made statements in this prospectus supplement and in the information incorporated by reference in this prospectus supplement under the captions “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other sections of this prospectus supplement and in the information incorporated by reference in this prospectus supplement that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to, the numerous risks and uncertainties outlined under the caption “Risk Factors” below and in the documents incorporated by reference into this prospectus supplement, including the following:

•	a decline in general economic conditions or the global or regional financial markets;

•	a decline in our revenues, for example due to a decline in overall mergers and acquisitions (“M&A”) activity, our share of the M&A market or our assets under management;

•	losses caused by financial or other problems experienced by third parties;

•	losses due to unidentified or unanticipated risks;

•	a lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

These risks and uncertainties are not exhaustive. Other sections of this prospectus supplement or the information incorporated by reference herein may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	financial goals, including ratios of compensation and benefits expense to operating revenue;

•	ability to deploy surplus cash through distributions to members, purchases of Lazard Ltd Class A common stock and debt repurchases;

•	possible or assumed future results of operations and operating cash flows;

•	strategies and investment policies;

•	financing plans and the availability of short-term borrowing;

•	competitive position;

•	future acquisitions, including the consideration to be paid and the timing of consummation;

•	potential growth opportunities available to our businesses;

•	potential impact of investments in our technology infrastructure and data science capabilities;

•	recruitment and retention of our managing directors and employees;

•	potential levels of compensation expense, including awarded compensation and benefits expense and adjusted compensation and benefits expense, and non-compensation expense;

•	potential operating performance, achievements, productivity improvements, efficiency and cost reduction efforts;

•	likelihood of success and impact of litigation;

•	expected tax rates, including effective tax rates;

•	changes in interest and tax rates;

•	availability of certain tax benefits, including certain potential deductions;

•	potential impact of certain events or circumstances on our financial statements;

•	changes in foreign currency exchange rates;

•

expectations with respect to the economy, the securities markets, the market for mergers, acquisitions, restructuring and other financial advisory activity, the market for asset management activity and other macroeconomic, regional and industry trends;

•	effects of competition on our business; and

•	impact of new or future legislation and regulation, including tax laws and regulations, on our business.

We are committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our websites, our Twitter account and other social media sites to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in our Asset Management business. Investors can link to Lazard Ltd, Lazard Group and their operating company websites through http:// www.lazard.com. The information contained on or connected to our websites and social media sites is not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase the notes.

SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should read carefully this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein, especially the risks discussed in the section titled “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference herein.

Business

We are one of the world’s preeminent financial advisory and asset management firms. We have long specialized in crafting solutions to the complex financial and strategic challenges of a diverse set of clients around the world, including corporations, governments, institutions, partnerships and individuals. Founded in 1848 in New Orleans, we currently operate from 43 cities in key business and financial centers across 27 countries throughout North America, Europe, Asia, Australia, the Middle East, and Central and South America. We focus primarily on two business segments: Financial Advisory and Asset Management. We believe that the mix of our activities across business segments, geographic regions, industries and investment strategies helps to diversify and stabilize our revenue stream.

Lazard Group was formed in Delaware on March 2, 2000 under the name Lazard LLC and was renamed Lazard Group LLC on May 10, 2005. Lazard Ltd was incorporated in Bermuda on October 25, 2004. Our principal executive offices are located in the United States at 30 Rockefeller Plaza, New York, New York 10112, with a general telephone number of (212) 632-6000, in France at 121 Boulevard Haussmann, 75382 Paris Cedex 08, with a general telephone number of 33-1-44-13-01-11 and in the United Kingdom at 50 Stratton Street, London W1J 8LL, with a general telephone number of 44-20-7187-2000. Lazard Ltd’s registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, with a general telephone number of (441) 295-1422. We maintain a public website at http://www.lazard.com and a Twitter account at http://www.twitter.com/Lazard. The information contained on or connected to our website and social media sites is not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase the notes.

Recent Developments

On March 5, 2019, Lazard Group commenced a cash tender offer (which we refer to as the “Tender Offer”) pursuant to which it is offering to purchase any and all of its outstanding 4.250% senior notes due 2020 (the “2020 Notes”), on the terms and subject to the conditions described in the offer to purchase and the related letter of transmittal and notice of guaranteed delivery delivered to holders of the 2020 Notes on March 5, 2019. The Tender Offer is scheduled to expire at 5:00 p.m., Eastern Time, on March 11, 2019, unless extended or terminated earlier by Lazard Group, and is subject to certain conditions, including the condition that Lazard Group has received, on terms satisfactory to it in its sole discretion, net proceeds from one or more offerings of senior unsecured notes after March 5, 2019 in an amount sufficient to fund (i) the purchase of all 2020 Notes accepted in the Tender Offer, (ii) the redemption, in accordance with the terms of the indenture governing the 2020 Notes, of all 2020 Notes remaining outstanding after the Tender Offer and (iii) all fees and expenses in connection with the foregoing. To the extent any of the outstanding 2020 Notes are not tendered and accepted in the Tender Offer, Lazard Group currently expects that it will exercise its right to redeem or otherwise retire such 2020 Notes in accordance with the terms of the indenture governing the 2020 Notes. As of December 31, 2018, there was approximately $250 million aggregate principal amount of 2020 Notes outstanding.

Lazard Group intends to use a portion of the net proceeds from this offering to repurchase or redeem any and all of its outstanding 2020 Notes, and to pay fees and expenses related to the foregoing, and to use the remaining amount for general corporate purposes, including potential repurchases of shares of Lazard Ltd’s Class A common stock.

The Offering

Issuer	Lazard Group LLC.

Securities Offered	$ million aggregate principal amount of % senior notes due 20 .

Interest Rate	The notes will bear interest at a rate equal to % per annum.

Maturity Date	, 20 .

Interest Payment Dates	Semi-annually on and of each year, beginning on , 2019.

Ranking	The notes will be senior unsecured obligations of Lazard Group and will:

•	rank equally in right of payment with all of Lazard Group’s existing and future senior unsecured indebtedness;

•	rank senior in right of payment to any of Lazard Group’s future subordinated indebtedness;

•	be effectively subordinated to Lazard Group’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all existing and future indebtedness and other liabilities of Lazard Group’s subsidiaries.

As of December 31, 2018, after giving effect to this offering and the application of a portion of the estimated net proceeds thereof to repurchase or redeem any and all of its outstanding 2020 Notes and to pay fees and expenses related to the foregoing, as described under “Use of Proceeds,” the total outstanding consolidated senior debt of Lazard Group, excluding unused commitments made by lenders, would have totaled approximately $ , including, in addition to the notes, $1,200 million of senior unsecured indebtedness of Lazard Group, which ranks equally in right of payment with the notes.

In addition, Lazard Group is the borrower under a $150 million, five-year senior revolving credit facility with a group of lenders (the “Credit Facility”), which expires in September 2020. As of December 31, 2018, no amounts were outstanding under the Credit Facility. Any amounts outstanding under the Credit Facility in the future will be senior unsecured indebtedness of Lazard Group that will rank equally in right of payment with the notes.

Holders of the notes will only be creditors of Lazard Group, and not of its subsidiaries or Lazard Ltd. Neither Lazard Ltd nor any of Lazard Group’s subsidiaries will guarantee the notes. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of Lazard Group’s subsidiaries. Lazard Group’s subsidiaries have other liabilities, including contingent liabilities that may be significant. The indenture governing the notes will not contain any limitations on the amount of additional indebtedness that we may incur. The amount of such indebtedness could be substantial, and such indebtedness may be indebtedness of our subsidiaries, in which case such indebtedness would be structurally senior to the notes. The total balance sheet liabilities of Lazard Group’s subsidiaries as of December 31, 2018, excluding unused commitments made by lenders, totaled approximately $2.1 billion.

See “Description of Notes—Ranking.”

Optional Redemption	Prior to the date that is months prior to the maturity date of the notes, we will have the right to redeem the notes in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the principal amount and the remaining scheduled payments of interest (excluding the portion of any such interest accrued to the redemption date) on the notes to be redeemed, discounted to the redemption date on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus basis points, plus, in each case, accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.

On or after the date that is months prior to the maturity date of the notes, we will have the right to redeem the notes in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.

See “Description of Notes—Optional Redemption.”

Change of Control Repurchase Event	Upon the occurrence of a change of control triggering event, Lazard Group will be required to offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes—Change of Control.”

Certain Covenants	The indenture governing the notes will contain covenants that will limit the ability of Lazard Group and its subsidiaries to, among other things:

•	create liens, and

•	engage in consolidations and mergers or sell or transfer assets.

All of these limitations are subject to important exceptions and qualifications, described under “Description of Notes—Certain Covenants.”

Risk Factors	Investing in the notes involves substantial risks. See “Risk Factors” on page S-10 for a description of certain of the risks that you should consider before investing in the notes.

Absence of Established Trading Market for the Notes	The notes will constitute a new issue of securities for which there is no established trading market. Lazard Group does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. In addition, market making activity will be subject to the limits imposed by the Exchange Act. See “Underwriting (Conflicts of Interest).”

Use of Proceeds	Lazard Group estimates that it will receive net proceeds of approximately $ million from this offering, after deducting underwriting discounts and other expenses. Lazard Group intends to use a portion of the net proceeds from this offering to repurchase or redeem any and all of its outstanding 2020 Notes, and to pay fees and expenses related to the foregoing, and to use the remaining amount for general corporate purposes, including potential repurchases of shares of Lazard Ltd’s Class A common stock. See “Summary—Recent Developments.”

Further Issuances	As described under “Description of Notes—Further Issuances,” under the indenture we can issue additional notes at later dates. In addition, we can issue additional series of debt securities without limitation as to aggregate principal amount under the indenture in the future.

Conflicts of Interest	We own all the outstanding equity interests of Lazard Frères & Co. LLC, an underwriter in this offering. As a result, this offering is being conducted in accordance with Rule 5121 of the regulations of the Financial Industry Regulatory Authority (“FINRA”). Pursuant to FINRA Rule 5121, Lazard Frères & Co. LLC may not make sales in this offering to any discretionary account without the prior approval of the customer.

Trustee	The Bank of New York Mellon.

RISK FACTORS

You should carefully consider the following risk factors and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus and all of the other information set forth in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein before deciding to purchase the notes. For a discussion of the risks related to our business, see “Item 1A. Risk Factors” in Lazard Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by annual, quarterly and other reports and documents it files with the SEC which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The following risk factors and the risk factors incorporated by reference into this prospectus supplement and accompanying prospectus describe material risks of which we are aware. If any of the events or developments described below actually occurred, our business, financial condition or results of operations would likely suffer.

Risks Related to the Offering

There are limited covenants in the indenture.

The indenture governing the notes will not contain any limitations on the amount of additional indebtedness that we may incur. The amount of such indebtedness could be substantial, and such indebtedness may be indebtedness of our subsidiaries, in which case such indebtedness would be structurally senior to the notes. In addition, there are no financial covenants in the indenture.

Lazard Group is the sole obligor under the notes. Neither Lazard Ltd nor Lazard Group’s subsidiaries will guarantee Lazard Group’s obligations under the notes, and they will not have any obligations with respect to the notes. The notes will be effectively subordinated to Lazard Group’s existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness and structurally subordinated to all indebtedness and other obligations of Lazard Group’s subsidiaries.

Lazard Group has no operations of its own and derives all of its revenue and cash flow from its subsidiaries. Neither Lazard Ltd nor Lazard Group’s subsidiaries will guarantee the notes. Lazard Ltd and Lazard Group’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the notes, or to make any funds available therefor, whether by dividend, distribution, loan or other payments, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets will be structurally subordinated to the claims of any such subsidiaries’ creditors, including trade creditors and holders of debt of those subsidiaries. As a result, the notes are structurally subordinated to the prior payment of all of the debts (including trade payables) of Lazard Group’s subsidiaries. Lazard Group’s subsidiaries have a significant amount of indebtedness. The total balance sheet liabilities of Lazard Group’s subsidiaries as of December 31, 2018, excluding unused commitments made by lenders, totaled approximately $2.1 billion.

Lazard Group may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the indenture.

Upon the occurrence of a change of control triggering event, Lazard Group will be required to offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. In such circumstances, Lazard Group cannot assure you that it would have sufficient funds available to repurchase the notes in cash at such time. The failure to make such repurchase would result in a default under the indenture. See “Description of Notes—Change of Control.”

There may be no active trading market for the notes.

The notes will constitute a new issue of securities for which there is no established trading market. Lazard Group does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. Although the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Exchange Act.

Changes in our credit rating may adversely affect your investment in the notes.

Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could increase our corporate borrowing costs and affect the market value of the notes. Also, our credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

USE OF PROCEEDS

Lazard Group estimates that it will receive net proceeds of approximately $                 million from this offering, after deducting the underwriting discount and other expenses.

Lazard Group intends to use a portion of the net proceeds from this offering to repurchase or redeem any and all of its outstanding 2020 Notes, and to pay fees and expenses related to the foregoing, and to use the remaining amount for general corporate purposes, including potential repurchases of shares of Lazard Ltd’s Class A common stock. See “Summary—Recent Developments.”

CAPITALIZATION

The following table sets forth Lazard Group’s cash and cash equivalents, total debt and capitalization as of December 31, 2018 on (i) an actual basis and (ii) an as adjusted basis to give effect to this offering, including the application of a portion of the estimated net proceeds thereof to repurchase or redeem any and all of its outstanding 2020 Notes and to pay fees and expenses related to the foregoing, as described under “Use of Proceeds.” The financial data in the following table are derived from our audited consolidated statements of financial condition as of December 31, 2018. The following data are qualified in their entirety by our financial statements and other information incorporated by reference herein.

	As of December 31, 2018
	Actual	As Adjusted
	$ in thousands
	(audited)	(unaudited)
Cash and cash equivalents(a)	$1,185,040	$

Debt
Senior debt
Lazard Group 4.250% Senior Notes due 2020	$250,000		$—
Lazard Group 3.750% Senior Notes due 2025	400,000		400,000
Lazard Group 3.625% Senior Notes due 2027	300,000		300,000
Lazard Group 4.500% Senior Notes due 2028	500,000		500,000
Lazard Group Credit Facility	—		—
Notes offered hereby	—

Total debt	1,450,000
Members’ Equity
Members’ equity (net of 16,737,000 shares of Lazard Ltd Class A common stock at a cost of $729,910 at December 31, 2018)(b)	758,705
Accumulated other comprehensive loss, net of tax	(228,660)		(228,660)

Total Lazard Group LLC Members’ Equity	530,045
Noncontrolling interests	52,707		52,707

Total members’ equity	582,752

Total capitalization	$2,032,752	$

(a)	“As Adjusted” cash and cash equivalents reflects the portion of net proceeds from this offering (excluding the underwriting discount received by our subsidiary, Lazard Frères & Co. LLC) remaining after the application of a portion of the estimated net proceeds to repurchase or redeem any and all of the outstanding 2020 Notes and to pay fees and expenses related to the foregoing. Lazard Group intends to use the remaining amount (which use is not reflected in the “As Adjusted” column above) for general corporate purposes, including potential repurchases of Lazard Ltd’s Class A common stock. See “Summary—Recent Developments” and “Use of Proceeds.”
(b)	“As Adjusted” members’ equity reflects the estimated loss on debt extinguishment in connection with the repurchase or redemption of any and all of the outstanding 2020 Notes of approximately $7.0 million, net of tax.

DESCRIPTION OF NOTES

We will issue $                 million of    % senior notes due 20     (which we refer to as the “notes”) under an indenture, dated as of May 10, 2005, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as supplemented by a supplemental indenture, to be dated the closing date of this offering, setting forth specific terms of the notes. In this description, the words “we,” “us,” “our,” “issuer” and “Lazard Group” refer only to Lazard Group LLC and not to Lazard Ltd or any of Lazard Group’s subsidiaries. When we refer to the indenture in this prospectus supplement, we are referring to the indenture as supplemented by the supplemental indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including, without limitation, the definitions of certain terms in the indenture. Copies of the indenture are available upon request of the issuer at the address indicated under “Where You Can Find More Information.”

We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system.

As described under “—Further Issuances,” under the indenture we can issue additional notes at later dates. In addition, we can issue additional series of debt securities without limitation as to aggregate principal amount under the indenture in the future.

General

The notes will be issued only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 above that amount. The notes initially will be represented by one or more global certificates registered in the name of a nominee of The Depository Trust Company (“DTC”), as described under “—Book-Entry, Delivery and Form.”

The Trustee, through its corporate trust office in New York City, will act as our paying agent and security registrar in respect of the notes. The current location of such corporate trust office is 240 Greenwich Street, Floor 7 West, New York, New York 10286. So long as the notes are issued in the form of global certificates, payments of principal, interest and premium, if any, will be made by us through the paying agent to DTC.

The notes will not be entitled to the benefit of any sinking fund.

Principal, Maturity and Interest

The notes will mature on                 , 20    . We are issuing $                 million aggregate principal amount of notes in this offering. Interest on the notes will accrue at a rate of                % per annum and will be payable semi-annually in arrears on                  and                  of each year beginning on                 , 2019. We will pay interest to those persons who are holders of record at the close of business on                  or                  immediately preceding each interest payment date. Interest on the notes will accrue from the date of original issuance of the notes or, if interest has already been paid on the notes, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and such additional notes will form a single series with the notes previously issued, including for voting purposes. If any such additional notes are not fungible for United States federal income tax purposes with notes previously issued, such additional notes will not have the same CUSIP number as the notes previously issued.

Optional Redemption

Prior to the date that is                  months prior to the maturity date of the notes, we will have the right to redeem the notes in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, and

•

the sum, as determined by the Quotation Agent, of the present values of the principal amount and the remaining scheduled payments of interest on such notes to be redeemed (exclusive of interest accrued to the redemption date), in each case, discounted from their respective scheduled payment dates to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus                  basis points,

plus, in each case, accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.

On or after the date that is                  months prior to the maturity date of the notes, we will have the right to redeem the notes in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date.

“Comparable Treasury Issue” means, with respect to the notes subject to redemption, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining life of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining life of the notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date applicable to the notes, the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by Lazard Group.

“Reference Treasury Dealers” means Citigroup Global Markets Inc. and its successors, and any other primary U.S. Treasury dealers we select. If any of the foregoing ceases to be a primary U.S. Treasury dealer in New York City, we must substitute another primary U.S. Treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date applicable to the notes, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

We will mail a notice of redemption to each holder of notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Any notice to holders of notes of such a redemption shall include the appropriate manner of calculating the redemption price, but does not need to state the actual redemption price. We will notify the Trustee of the actual redemption price, calculated in the manner described above, promptly after such calculation. Unless we default on payment of the redemption price, interest will cease to accrue on and after the redemption date on the notes or portions thereof called for redemption. If fewer than all of the notes are to be redeemed, the Trustee will select the particular notes or portions thereof for redemption from the outstanding notes not previously called (i) if the notes are listed on any securities exchange, in accordance with the requirements of such exchange, or (ii) if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

Ranking

The notes will be senior unsecured obligations of Lazard Group and will:

•	rank equally in right of payment with all of our existing and future senior unsecured indebtedness,

•	rank senior in right of payment to any of our future subordinated indebtedness,

•	be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and

•	be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries.

As of December 31, 2018, after giving effect to this offering and the application of a portion of the estimated net proceeds thereof to repurchase or redeem any and all of our outstanding 2020 Notes and to pay fees and expenses related to the foregoing, as described under “Use of Proceeds,” the total outstanding consolidated senior debt of Lazard Group, excluding unused commitments made by lenders, would have totaled approximately $                , including, in addition to the notes, $1,200 million of senior unsecured indebtedness of Lazard Group, which ranks equally in right of payment with the notes. In addition, Lazard Group is the borrower under a $150 million, five-year senior revolving credit facility with a group of lenders (the “Credit Facility”), which expires in September 2020. As of December 31, 2018, no amounts were outstanding under the Credit Facility. Any amounts outstanding under the Credit Facility in the future will be senior unsecured indebtedness of Lazard Group that will rank equally in right of payment with the notes.

We only have a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of those subsidiaries have against those subsidiaries. Holders of the notes will only be creditors of Lazard Group, and not of our subsidiaries. Neither Lazard Ltd nor any of our or Lazard Ltd’s subsidiaries will guarantee the notes. As a result, the notes will be structurally subordinated to all the existing and future liabilities of our subsidiaries, including any claims of trade creditors and preferred equity interests.

Lazard Group’s subsidiaries have other liabilities, including contingent liabilities that may be significant. The indenture does not contain any limitations on the amount of additional indebtedness that we and our subsidiaries may incur. The amount of such indebtedness could be substantial, and such indebtedness may be indebtedness of our subsidiaries, in which case such indebtedness would be structurally senior to the notes.

The total balance sheet liabilities of Lazard Group’s subsidiaries as of December 31, 2018, excluding unused commitments made by lenders, totaled approximately $2.1 billion.

The notes are obligations exclusively of Lazard Group. All of our operations are conducted through subsidiaries. Therefore, our ability to service our debt, including the notes, is dependent upon the earnings of our subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to us. Certain laws and regulations, including minimum regulatory net capital requirements, restrict the ability of our subsidiaries to pay dividends and make loans and advances to us. In addition, such subsidiaries have entered into and may enter into contractual arrangements that limit their ability to pay dividends and make loans and advances to us.

Change of Control

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our option to redeem the notes as described above, holders of notes will have the right to require us to repurchase all or any part (in integral multiples of $1,000) of their notes pursuant to the offer described below (a “Change of Control Offer”) on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of notes with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts and compliance with law.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and the properties and assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change in Control Offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means that, following the occurrence of a Change of Control, the notes are rated below an Investment Grade Rating by each of the Rating Agencies (as both terms are defined below) on any date not later than the end of the 60-day period following public notice of such occurrence of a Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a

Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our request that the reduction was the result, in whole or in substantial part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

A “Change of Control” means the occurrence at such time after the original issuance of the notes, of the following:

(1)	a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act, other than (x) Lazard Ltd and its subsidiaries (including us and our subsidiaries) or (y) any such person or group a majority of which (measured by reference to beneficial ownership of voting stock) consists of current executive officers, managing directors or other employees of Lazard Ltd and its subsidiaries (including us and our subsidiaries) (any such person or group described in clauses (x) and (y), a “Permitted Holder”), has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of (i) our membership units representing more than 50% of the voting power of our membership units entitled to vote generally in the election of directors or (ii) for so long as Lazard Ltd controls us, common stock of Lazard Ltd representing more than 50% of the voting power of common stock of Lazard Ltd entitled to vote generally in the election of directors of Lazard Ltd;

(2)	the current executive officers, managing directors or other employees of Lazard Ltd and its subsidiaries (including us and our subsidiaries) have become the direct or indirect “beneficial owners,” as defined in Rule 13d-3 under the Exchange Act, of (x) our membership units (or other Capital Stock of our successor pursuant to the provisions described under “—Merger, Consolidation or Sale of Assets”) representing more than 75% of the voting power of our membership units (or other Capital Stock of our successor pursuant to the provisions described under “—Merger, Consolidation or Sale of Assets”) entitled to vote generally in the election of directors or (y) for so long as Lazard Ltd controls us, common stock of Lazard Ltd representing more than 75% of the voting power of common stock of Lazard Ltd entitled to vote generally in the election of directors of Lazard Ltd; or

(3)	(x) a consolidation or merger involving us or, for so long as Lazard Ltd controls us, Lazard Ltd or (y) a disposition of all or substantially all of our properties and assets to another person, other than the following transactions:

(a)	any transaction undertaken solely for the purpose of changing our or Lazard Ltd’s jurisdiction of organization or legal form;

(b)	any transaction involving Lazard Ltd or any of its subsidiaries (including any of our subsidiaries), so long as such transaction is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with, or disposing all or substantially all our properties and assets to, any person (other than a Permitted Holder);

(c)	in the case of a transaction involving the merger or consolidation of Lazard Ltd with another person, any transaction pursuant to which holders of Lazard Ltd common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all equity interests entitled to vote generally in the election of directors of the continuing or surviving or successor entity immediately after giving effect to such transaction; or

(d)	in the case of a transaction involving the merger or consolidation of us with another person, any transaction pursuant to which holders of our membership interests immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all equity interests entitled to vote generally in the election of directors of the continuing or surviving or successor entity immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings Inc. and any successor entity.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc. and any successor entity.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc. and any successor entity.

The term “person” includes any syndicate or group that would be deemed to be a “person” for purposes of Section 13(d) of the Exchange Act.

The change of control feature of the notes may in certain circumstances make it more difficult or discourage a sale or takeover of us or Lazard Ltd and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.

Certain Covenants

Limitation on Liens

We shall not, and shall not permit any of our Significant Subsidiaries to, directly or indirectly, incur or suffer to exist, any Lien, which we refer to in this prospectus supplement as the “Initial Lien,” other than Permitted Liens, securing Debt upon any Capital Stock of any of our Significant Subsidiaries that is owned, directly or indirectly, by us or any of our subsidiaries, in each case whether owned at the date of the original issuance of the notes or thereafter acquired, or any interest therein or any income or profits therefrom unless we have or such subsidiary has made or will make effective provision whereby the notes will be secured by such Lien equally and ratably with (or prior to) all other Debt of Lazard Group or any subsidiary secured by such Lien. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien.

Certain Definitions

Set forth below is a summary of certain defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

“Capital Stock” means, with respect to any person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such person, including preferred stock, and including any debt security convertible or exchangeable into such equity interest.

“Debt” means, with respect to any person (without duplication):

(a)	the principal of and premium (if any) in respect of any obligation of such person for money borrowed, and any obligation evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable,

(b)	all obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of Property made as part of any sale and leaseback transaction entered into by such person,

(c)	all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business),

(d)	all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction,

(e)	all obligations of the type referred to in clauses (a) through (d) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee,

(f)	all obligations of the type referred to in clauses (a) through (d) of other persons secured by any Lien on any Property of such person (whether or not such obligation is assumed by such person), and

(g)	to the extent not otherwise included in this definition, obligations pursuant to any interest rate agreement, currency exchange protection agreement, commodity price protection agreement or any other similar agreement or arrangement of such person.

“Lien” means, with respect to any Property of any person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any capital lease obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

“Permitted Liens” means:

(a)	Liens on the Capital Stock of a person at the time such person becomes a subsidiary of Lazard Group; provided that any such Lien may not extend to any other Property of Lazard Group or any other subsidiary of Lazard Group that is not a direct subsidiary of such person; provided, further, that any such Lien was not incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such person became a subsidiary of Lazard Group,

(b)	Liens on the Capital Stock of any subsidiary of Lazard Group to secure any refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a) above; provided that any such Lien shall be limited to all or part of the same Capital Stock that secured the original Lien and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1)	the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (a) above at the time the original Lien became a Permitted Lien under the indenture, and

(2)	an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred in connection with such refinancing, and

(c)	Liens securing Debt of any subsidiary of Lazard Group owing to Lazard Group.

“Property” means, with respect to any person, any interest of such person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other person.

“SEC” means the Securities and Exchange Commission.

“Significant Subsidiary” means any subsidiary that would be a “Significant Subsidiary” of Lazard Group within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

Merger, Consolidation or Sale of Assets

The indenture provides that Lazard Group shall not merge, consolidate or amalgamate with or into any other person (other than a merger of a wholly owned subsidiary into Lazard Group) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property in any one transaction or series of related transactions unless:

(a)	Lazard Group shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than Lazard Group) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States, any State thereof, the District of Columbia, Australia, Bermuda, Canada, Japan, Sweden, the United Kingdom or any country that is a member of the European Monetary Union and was a member of the European Monetary Union on January 1, 2004,

(b)	the Surviving Person (if other than Lazard Group) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by Lazard Group,

(c)	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing,

(d)	Lazard Group shall deliver, or cause to be delivered, to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with, and

(e)	Lazard Group shall have delivered to the Trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction or series of transactions and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction or series of transactions had not occurred.

For the purposes of this covenant, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more subsidiaries of Lazard Group, which property, if held by Lazard Group instead of such subsidiaries, would constitute all or substantially all the property of Lazard Group on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of Lazard Group.

Additional Amounts

If, following a transaction to which the provisions of the indenture described above under “—Merger, Consolidation or Sale of Assets” applies, the Surviving Person is organized other than under the laws of the United States, any state thereof or the District of Columbia, all payments made by the Surviving Person under, or with respect to, the notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto), which we collectively refer to in this prospectus as the “Taxes,” imposed or levied by or on behalf of the jurisdiction of organization of the Surviving Person or any political subdivision thereof or taxing authority therein, which we refer to in this prospectus as a “Taxing Jurisdiction,” unless the Surviving Person is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

If the Surviving Person is so required to withhold or deduct any amount for, or on account of, such Taxes from any payment made under or with respect to the notes, the Surviving Person will pay such additional amounts, which we refer to in this prospectus supplement as “Additional Amounts,” as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and a Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Surviving Person’s country of incorporation of such note); (2) any Taxes that are imposed or withheld by reason of the failure by the relevant holder or the beneficial owner of the notes to comply with a written request of the Surviving Person addressed to such holder, after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence or identity of such holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the applicable Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding or deduction of, all or part of such Taxes; (3) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements (including any law implementing any such agreement) entered into in connection with the implementation thereof (collectively, “FATCA”); or (4) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; nor shall the Surviving Person be required to pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period), or (b) with respect to any payment of principal of (or premium, if any, on) or interest on such note to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note.

The foregoing provisions will survive any termination or discharge of the indenture and any defeasance of the notes.

Events of Default

Each of the following constitutes an event of default with respect to the notes:

(1)	a default in payment of the principal amount or redemption price with respect to any note when such amount becomes due and payable,

(2)	our failure to pay interest (including additional interest, if applicable) on any note within 30 days of when such amount becomes due and payable,

(3)	our failure to comply with any of our covenants or agreements in the indenture or the notes (other than a failure that is subject to the foregoing clause (1) or (2)) and our failure to cure (or obtain a waiver of) such default and such failure continues for 60 days after written notice is given to us as provided below,

(4)	a default under any debt for money borrowed by us or any subsidiary that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $25.0 million or its foreign currency equivalent at the time without such debt having been discharged or acceleration having been rescinded or annulled within 10 days after receipt by us of notice of the default by the Trustee or holders of not less than 25% in aggregate principal amount of the notes then outstanding,

(5)	any judgment or judgments for the payment of money (to the extent not insured by a reputable and creditworthy insurer that has not contested coverage with respect to the underlying claim) in an aggregate amount in excess of $25.0 million (or its foreign currency equivalent at the time) that shall be rendered against us or any subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect, and

(6)	certain events of bankruptcy, insolvency or reorganization affecting us or any Significant Subsidiary.

A default under clause (3) is not an event of default until the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

We will deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an officers’ certificate of any event of default and any event which with the giving of notice or the lapse of time or both would become an event of default, its status and what action we are taking or propose to take with respect thereto.

If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare, by notice to us in writing (and to the Trustee, if given by holders of such notes) specifying the event of default, to be immediately due and payable the principal amount of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to us shall occur, such amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the notes then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the Trustee, in case an event of default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the Trustee and to the other provisions of the indenture, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the notes.

No holder of notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, unless:

(a)	such holder has previously given to the Trustee written notice of a continuing event of default,

(b)	the registered holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and offered indemnity to the Trustee reasonably satisfactory to it to institute such proceeding as Trustee, and

(c)	the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, such note on or after the respective due dates expressed in such note.

The indenture provides that if a default with respect to the notes occurs and is continuing and is actually known to a responsible officer of the Trustee, the Trustee must mail to each noteholder notice of the default within 90 days after it occurs. The Trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding notice is in the interests of the holders of the notes.

The indenture requires us to furnish to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate regarding compliance with the indenture.

Modification and Waiver

Modifications and amendments of the indenture or the notes may be made by us and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes affected by such modification or amendment.

No such modification or amendment may, without the consent of the holder of each outstanding note affected thereby,

•	make any change to the percentage of principal amount of notes the holders of which must consent to an amendment, modification, supplement or waiver,

•	reduce the rate of or extend the time of payment for interest on any note,

•	reduce the principal amount or extend the stated maturity of any note,

•	reduce the redemption price of any note or add redemption provisions to the notes,

•	make any note payable in money other than that stated in the indenture or the note, or

•	impair the right to institute suit for the enforcement of any payment with respect to the notes.

Without the consent of any holder, we and the Trustee may amend the indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of our obligations under the indenture as permitted thereunder, to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture or to make any other change that does not adversely affect the rights of any holder.

The holders of at least a majority in principal amount of the outstanding notes affected may waive compliance by us with certain restrictive provisions of the indenture. The holders of at least a majority in principal amount of the outstanding notes may waive any past default under the indenture, except a default in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding note.

Defeasance

We may terminate at any time all our obligations with respect to the notes and the indenture, which we refer to in this prospectus supplement as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. We may also terminate at any time our obligations with respect to the notes under the covenant described under “—Limitation on Liens,” which we refer to in this prospectus supplement as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

If we exercise our legal defeasance option with respect to the notes, payment of the notes may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the notes, payment of the notes may not be accelerated because of an event of default specified in clause (3) under “—Events of Default” with respect to the covenants described under “—Certain Covenants” or “—SEC Reports.”

The legal defeasance option or the covenant defeasance option with respect to the notes may be exercised only if:

(a)	we irrevocably deposit in trust with the Trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the notes to maturity or redemption, as the case may be,

(b)	we deliver to the Trustee a certificate from a nationally recognized firm of independent registered public accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the notes to maturity or redemption, as the case may be,

(c)	123 days pass after the deposit is made and during the 123-day period no default described in clause (6) under “—Events of Default” occurs with respect to Lazard Group that is continuing at the end of the period,

(d)	no default or event of default has occurred and is continuing on the date of such deposit,

(e)	such deposit does not constitute a default under any other agreement binding us,

(f)	we deliver to the Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not require registration under the Investment Company Act of 1940,

(g)	in the case of the legal defeasance option, we deliver to the Trustee an opinion of counsel stating that:

(1)	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

(2)	since the date of the indenture there has been a change in the applicable U.S. Federal income tax law, in either case, to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,

(h)	in the case of the covenant defeasance option, we deliver to the Trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(i)	we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.

Discharge of the Indenture

When (i) we deliver to the Trustee all outstanding notes (other than notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above, and we irrevocably deposit with the Trustee funds sufficient to pay to maturity or upon redemption all outstanding notes, including interest thereon, and if in either case we pay all other sums related to the notes payable under the indenture by us, then the indenture shall, subject to certain surviving provisions, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of the indenture with respect to the notes on our demand accompanied by an officers’ certificate and an opinion of counsel of Lazard Group.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the Trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the Trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), that are incorporated by reference therein contain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the TIA), it must eliminate such conflict or resign.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

SEC Reports

Notwithstanding that we may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file with the SEC and provide the Trustee and holders of notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a registrant that is a U.S. corporation (and not a foreign private issuer) subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that we will not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings.

Book-Entry, Delivery and Form

Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes initially will be represented by one or more notes in registered, global form without interest coupons, which we collectively refer to in this prospectus supplement as the “Global Notes.” The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The issuer takes no responsibility for these operations and procedures and urges investors to contact the systems or their participants directly to discuss these matters.

DTC has advised the issuer that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “banking organization” within the meaning of the New York Banking Law, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participating organizations, which we refer to in this prospectus supplement as “participants,” and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) have ownership interests in DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, which we refer to in this prospectus supplement as “indirect participants,” that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own notes held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each note held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

Upon the issuance of a Global Note, DTC or its nominee will credit the accounts of participants with the respective principal amounts of the notes represented by such Global Note. Such accounts shall be designated by the holders of notes. Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through the organizations (including Euroclear and Clearstream) which are participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC and, if applicable, Euroclear or Clearstream. Those interests held through Euroclear or Clearstream also may be subject to the procedures and requirements of such systems. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) or by the participants and the indirect participants (with respect to the owners of beneficial interests in such Global Note other than participants).

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note. Because DTC, Euroclear and Clearstream can act only on behalf of their respective participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC, Euroclear or Clearstream system, as applicable, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payment of principal of and interest on notes represented by a Global Note will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture. Under the terms of the indenture, the issuer and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the issuer, the Trustee nor any agent of the issuer or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes, or

(2)	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

The issuer has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Note as shown on the records of DTC. The issuer expects that payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants and indirect participants.

Neither the issuer nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and the issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised the issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its participants.

So long as DTC or any successor depositary for a Global Note, or any nominee, is the registered owner of such Global Note, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indenture and the notes. Except as set forth above, owners of beneficial interests in a Global Note will not be entitled to have the notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under such Global Note. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. The issuer understands that under existing industry practices, in the event that the issuer requests any action of holders or that an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the issuer nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for certificated notes only if:

(a)	DTC notifies the issuer that it is unwilling or unable to continue as a depositary for such Global Note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, the issuer fails to appoint a successor depositary within 90 days after the date of such notice,

(b)	the issuer in its discretion at any time determines not to have all the notes represented by such Global Note, or

(c)	there shall have occurred and be continuing an event of default with respect to the notes represented by such Global Note.

Any Global Note that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Note may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated notes:

(a)	certificated notes will be issued only in fully registered form in denominations of $2,000 or integral multiples of $1,000 in excess thereof,

(b)	payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registerable, at the office or agency of the issuer maintained for such purposes, and

(c)	no service charge will be made for any registration of transfer or exchange of the certificated notes, although the issuer may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

Exchange of Certificated Notes for Global Notes

Certificated notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written instrument, in form satisfactory to us or the registrar, duly executed by the holder or such holder’s duly authorized attorney in writing.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you purchase the notes for cash in the initial offering at their issue price, that is, the first price at which a substantial amount of the notes is sold to persons (other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for money, and you hold the notes as capital assets (generally, for investment). In particular, this summary does not apply to you if you are a member of a special class of holders subject to special tax rules, including:

•	dealers in securities or currencies,

•	financial institutions,

•	regulated investment companies,

•	real estate investment trusts,

•	tax-exempt entities,

•	insurance companies,

•	persons holding the notes as part of a straddle, hedging, constructive sale, conversion or other integrated transaction for U.S. federal income tax purposes,

•	persons purchasing or selling the notes as part of a wash sale for U.S. federal income tax purposes,

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

•	persons liable for the alternative minimum tax,

•	U.S. individual or corporate expatriates,

•	entities treated as “controlled foreign corporations” or “passive foreign investment companies” for U.S. federal income tax purposes,

•	partnerships or other pass-through entities (or investors in partnerships or pass-through entities),

•	U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar, or

•	an accrual method taxpayer required to recognize income no later than when such income is taken into account for financial accounting purposes.

This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury regulations, published rulings, court decisions and other official guidance, all as in effect on the date hereof. These laws are subject to change or different interpretation, possibly retroactively. This summary does not address the tax consequences to subsequent purchasers of the notes, and it does not discuss the Medicare tax on net investment income or any state, local or foreign tax considerations; nor does it address the applicability of the U.S. federal gift and estate tax.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of the notes and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust that is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or that has a valid election in effect under the applicable U.S. Treasury regulations to be treated as a U.S. person under the Code.

If a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes is a beneficial owner of notes, the tax treatment of a partner in such partnership generally will depend on the status of such partner and the activities of such partnership. If you are a partner in a partnership holding the notes, you should consult your own tax advisors.

A beneficial owner of a note that is not a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or a U.S. holder is referred to herein as a “non-U.S. holder.”

If you are considering the purchase of the notes, you should consult with your own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of purchasing, owning and selling the notes in your particular circumstances.

Payment of Additional Amounts

Under the terms of the notes, we may be obligated in certain circumstances to pay amounts in excess of stated interest or principal on the notes. Under U.S. Treasury regulations, the possibility of such excess amounts being paid will not affect the amount of interest income a holder recognizes, in advance of the payment of such excess amounts, if there is only a remote chance as of the date the notes were issued that the holder would receive such amounts. We intend to take the position that any payment of such excess amounts should be taxable to a holder when received or accrued, in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. This position and this summary are based in part on the assumption that, as of the date of the issuance of the notes, the likelihood that we will be obligated to pay any such excess amounts is remote. Our determination that these contingencies are remote is binding on a holder unless the holder discloses a contrary position in the manner required by applicable U.S. Treasury regulations. Our determination is not, however, binding on the Internal Revenue Service (the “IRS”). In the event a contingency occurs, it could affect the amount and timing of the income that a holder must recognize.

U.S. Holders

Payment of Interest

Stated interest payments on the notes generally will be taxable to you as ordinary income at the time you accrue or receive such payments in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale or Retirement of Notes

Unless a nonrecognition rule applies, upon the sale, exchange, redemption or other disposition of a note, you will recognize taxable gain or loss equal to the difference, if any, between your amount realized on such disposition (less any amount attributable to accrued but unpaid interest not previously included in income, which will be taxable to you as interest and not as sales proceeds) and your tax basis in your note. Your tax basis in your note will generally be your cost of purchasing your note.

Your gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of sale, exchange or redemption of the note, you held the note for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates, while the deductibility of capital losses against ordinary income is subject to limitations.

Non-U.S. Holders

Payment of Interest

In general, the 30% U.S. federal withholding tax will not apply to any payment of interest on the notes, provided that:

•	you do not own (or constructively own) 10% or more of the total combined capital or profits interest of Lazard Group within the meaning of the Code and the U.S. Treasury regulations,

•	you are not a controlled foreign corporation related, directly or indirectly, to us (as determined under the rules of the Code and the U.S. Treasury regulations),

•	you are not a bank whose receipt of interest is described in section 881(c)(3)(A) of the Code,

•

(i) you provide your name, address and certain other information on an appropriate IRS Form W-8BEN or W-8BEN-E, as applicable (or suitable substitute form), and certify, under penalties of perjury, you are not a U.S. person or (ii) you hold your notes through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied, and

•

such payments are not effectively connected with your conduct of a trade or business in the United States (and, if you are eligible for and claim the benefits of an applicable income tax treaty, you do not have a U.S. permanent establishment).

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you qualify for a reduced rate of withholding under an income tax treaty or the payments are exempt from withholding because they are effectively connected with your conduct of a trade or business in the U.S. (and, where an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by you) and you satisfy the applicable certification and disclosure requirements. In order to claim a reduction in or exemption from the 30% U.S. federal withholding tax under an applicable income tax treaty, you must provide a properly executed appropriate IRS Form W-8BEN or W8-BEN-E, as applicable (or suitable substitute form). In order to claim that the interest payments are exempt from withholding tax because they are effectively connected with your conduct of a trade or business in the United States, you must provide an IRS Form W-8ECI (or suitable substitute form). If you are eligible for a reduced rate of (or exemption from) U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Retirement of Notes

If you sell a note or a note is redeemed, you will not be subject to U.S. federal income tax on any gain unless:

•	your gain is effectively connected with a trade or business that you conduct within the United States, or

•

absent relief under an applicable income tax treaty, you are an individual and you are present in the United States for 183 days or more during the taxable year in which you dispose of the note, and certain other conditions are satisfied. If you are such an individual, then you may offset any such gain on disposition with your U.S. source capital losses.

Income Effectively Connected with a U.S. Trade or Business

If you are engaged in a trade or business in the United States, and your investment in a note is effectively connected with such trade or business, you will be exempt from the 30% U.S. federal withholding tax on interest (provided a certification requirement, generally an IRS Form W-8ECI, is met), but you will instead generally be subject to regular U.S. federal income tax on a net income basis on any interest and gain with respect to such note in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may also be subject to a branch profits tax of 30% (or the lower rate provided by an applicable income tax treaty) of your dividend equivalent amount for the taxable year that is effectively connected with your conduct of a trade or business in the U.S. If you are eligible for the benefits of an income tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States.

Information Reporting and Backup Withholding

If you are a U.S. holder, then information reporting requirements generally will apply to certain payments to you of interest and principal on, and proceeds received from the sale of, a note, unless you are an exempt recipient, such as a corporation. In addition, backup withholding may apply to such payments or proceeds if you fail to furnish the payor with your correct taxpayer identification number or other required certification or (in the case of interest payments) if you have been notified by the IRS that you are subject to backup withholding for failing to report interest or dividends required to be shown on your U.S. federal income tax returns.

In general, if you are a non-U.S. holder, then you will not be subject to backup withholding with respect to interest or principal payments on the notes if you have provided the statement described above under “—Non-U.S. Holders—Payment of Interest” and the payor does not have actual knowledge or reason to know that you are a U.S. person. In addition, you will not be subject to backup withholding with respect to the proceeds of the sale of a note made within the U.S. or conducted through certain U.S. financial intermediaries if the payor received the statement described above and does not have actual knowledge or reason to know that you are a U.S. person or you otherwise establish an exemption. You should consult your tax advisors regarding the application of information reporting and backup withholding in your particular situations, the availability of exemptions and the procedure for obtaining such exemptions, if available. In certain circumstances, your name and address and the amount of interest paid on a note, as well as the amount, if any, withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

FATCA

A 30% U.S. federal withholding tax may apply to interest income paid on a note to (i) a “foreign financial institution” (as specifically defined in section 1471 of the Code) whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in section 1471 of the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In the event any withholding under FATCA is required or advisable with respect to any payments on the notes, there will be no additional amounts payable to compensate for the withheld amount. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc. is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$
Lazard Frères & Co. LLC

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed                  % of the principal amount of such notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed                  % of the principal amount of such notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Lazard Group
Per note		%

We estimate that our total expenses for this offering will be $                 million.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. The underwriters may also impose a penalty bid. Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when that underwriter, in covering syndicate short positions or making stabilizing purchases, purchases notes originally sold by that syndicate member.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the                  business day following the date of the pricing of the notes (“T+    ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+    , to specify alternative settlement arrangements to prevent a failed settlement.

The notes are a new issue of securities with no established trading market. Lazard Group does not intend to apply for listing of the notes on any national securities exchange. The underwriters have advised us that they intend to make a market in the notes. However, the underwriters will have no obligation to make a market in the notes, and may cease market-making activities, if commenced, at any time. No assurance can be given as to the liquidity of the trading market for the notes.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have in the past performed commercial banking, investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. An affiliate of Citigroup Global Markets Inc. is the administrative agent and a lender under our existing credit agreement. In addition, Citigroup Global Markets Inc. and Lazard Frères & Co. LLC are acting as dealer managers in our offer to purchase the 2020 Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We own all the outstanding equity interests of Lazard Frères & Co. LLC, an underwriter in this offering. As a result, this offering is being conducted in accordance with Rule 5121 of the regulations of FINRA. Pursuant to FINRA Rule 5121, Lazard Frères & Co. LLC may not make sales in this offering to any discretionary account without the prior approval of the customer.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The notes are offered for sale only in those jurisdictions in the United States where it is legal to make such offers. The underwriters intend to offer the notes for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the notes for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

Notice to Prospective Investors in the EEA

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Directive; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to the Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by Cravath, Swaine & Moore LLP, and for the underwriters by Sullivan & Cromwell LLP.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from Lazard Group’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Lazard Group’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Debt Securities

The securities covered by this prospectus may be sold from time to time by Lazard Group LLC. We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus and the risks described in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution”. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Prospectus dated May 16, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should read both this prospectus and any prospectus supplement together with the information incorporated by reference under the heading “Incorporation by Reference” and the additional information described under the heading “Where You Can Find More Information”.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus, unless the context otherwise requires, the terms:

•	“Lazard Group” refers to Lazard Group LLC, a Delaware limited liability company that is the current holding company for the subsidiaries that conduct our businesses,

•

“Lazard Ltd” refers to Lazard Ltd, a Bermuda exempt company whose shares of Class A common stock are publicly traded on the New York Stock Exchange under the symbol “LAZ”. Lazard Ltd’s subsidiaries include Lazard Group and its respective subsidiaries, and

•	“Lazard,” “we,” “us” and “our” refer to Lazard Group and Lazard Ltd and their subsidiaries.

References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

We prepare our financial statements in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP”, including all of the financial statements incorporated by reference or included in this prospectus. Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

The Lazard logo and the other trademarks, trade names and service marks of Lazard mentioned in this prospectus, including Lazard®, are the property of, and are used with the permission of, our subsidiaries.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information”.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

LAZARD GROUP LLC

We are one of the world’s preeminent financial advisory and asset management firms. We have long specialized in crafting solutions to the complex financial and strategic challenges of a diverse set of clients around the world, including corporations, governments, institutions, partnerships and individuals. Founded in 1848 in New Orleans, we currently operate from 43 cities in key business and financial centers across 27 countries throughout North America, Europe, Asia, Australia, the Middle East, and Central and South America. We focus primarily on two business segments: Financial Advisory and Asset Management. We believe that the mix of our activities across business segments, geographic regions, industries and investment strategies helps to diversify and stabilize our revenue stream.

Lazard Group was formed in Delaware on March 2, 2000 under the name Lazard LLC and was renamed Lazard Group LLC on May 10, 2005. Lazard Ltd was incorporated in Bermuda on October 25, 2004. Our principal executive offices are located in the United States at 30 Rockefeller Plaza, New York, New York 10112, with a general telephone number of (212) 632-6000, in France at 121 Boulevard Haussmann, 75382 Paris Cedex 08, with a general telephone number of 33-1-44-13-01-11 and in the United Kingdom at 50 Stratton Street, London W1J 8LL, with a general telephone number of 44-20-7187-2000. Lazard Ltd’s registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, with a general telephone number of (441) 295-1422. We maintain a public website at http://www.lazard.com and a Twitter account at http://www.twitter.com/Lazard. The information contained on or connected to our website and social media sites is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase securities.

RISK FACTORS

Before you invest in securities issued by Lazard Group, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus,

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities,

•

the risks described in our Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q, which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and

•

other risks and other information that may be contained in, or incorporated by reference from other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act”. We have made statements in this prospectus and in the information incorporated by reference in this prospectus under the captions “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other sections of this prospectus and of the information incorporated by reference in this prospectus that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to, the numerous risks and uncertainties outlined under the caption “Risk Factors” above and in the documents incorporated by reference into this prospectus, including the following:

•	a decline in general economic conditions or global or regional financial markets,

•	a decline in our revenues, for example due to a decline in overall mergers and acquisitions (“M&A”) activity, our share of the M&A market or our assets under management,

•	losses caused by financial or other problems experienced by third parties,

•	losses due to unidentified or unanticipated risks,

•	a lack of liquidity, i.e., ready access to funds, for use in our businesses, and

•	competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

These risks and uncertainties are not exhaustive. Other sections of this prospectus or the information incorporated by reference herein may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	financial goals, including the ratio of awarded compensation and benefits expense to operating revenue,

•	ability to deploy surplus cash through distributions to members, purchases of Lazard Ltd Class A common stock and debt repurchases,

•	possible or assumed future results of operations and operating cash flows,

•	strategies and investment policies,

•	financing plans and the availability of short-term borrowing,

•	competitive position,

•	future acquisitions, including the consideration to be paid and the timing of consummation,

•	potential growth opportunities available to our businesses,

•	recruitment and retention of our managing directors and employees,

•	potential levels of compensation expense, including awarded compensation and benefits expense and adjusted compensation and benefits expense, and non-compensation expense,

•	potential operating performance, achievements, productivity improvements, efficiency and cost reduction efforts,

•	likelihood of success and impact of litigation,

•	expected tax rates, including effective tax rates,

•	changes in interest and tax rates,

•	availability of certain tax benefits, including certain potential deductions,

•	potential impact of certain events or circumstances on our financial statements,

•	changes in foreign currency exchange rates,

•

expectations with respect to the economy, the securities markets, the market for mergers, acquisitions and strategic advisory and restructuring activity, the market for asset management activity and other macroeconomic and industry trends,

•	effects of competition on our business, and

•	impact of future legislation and regulation on our business.

We are committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our websites, our Twitter account and other social media sites to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Investors can link to Lazard Ltd, Lazard Group and their operating company websites through http://www.lazard.com. The information contained on or connected to our websites and social media sites is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, repayments of indebtedness or for such other purposes as may be specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for Lazard Group and its subsidiaries on a consolidated basis for the periods indicated.

For purposes of computing the ratio of earnings to fixed charges:

•	earnings for the periods presented represent income before income taxes and fixed charges, and

•	fixed charges represent the interest expense and the portion of rental expense which represents an appropriate interest factor.

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	8.33	7.77	7.73	6.90	2.97	2.05

DESCRIPTION OF SECURITIES

We may offer unsecured general obligations or secured obligations, which may be senior (the “senior debt securities”) or subordinated (the “subordinated debt securities”). The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities”. The debt securities may be exchangeable for Class A common stock of Lazard Ltd; provided that, at the time of sale of the applicable debt securities, any such common stock shall have been registered under the Securities Act pursuant to an effective registration statement of Lazard Ltd. Unless otherwise provided in a prospectus supplement, the senior debt securities will have the same rank as all our other unsubordinated debt. The subordinated debt securities may be senior or junior to, or rank pari passu with, our other subordinated obligations and will be entitled to payment only after payment on our senior indebtedness.

The senior debt securities and the subordinated debt securities may be issued under the indenture, dated as of May 10, 2005, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as supplemented by a supplemental indenture, or may be issued under an indenture to be entered into between us and the trustee named in the prospectus supplement, a form of which is attached as an exhibit to the registration statement of which this prospectus forms a part. If we issue subordinated debt securities, the terms and provisions of those securities will be set forth in a supplemental indenture. When we refer to the indenture in this prospectus, we are referring to the applicable indenture, as supplemented by any supplemental indenture. The following summary is of certain provisions of the form of indenture and certain general features of the senior debt securities, and this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture and the provisions of the Trust Indenture Act of 1939 (the “TIA”), as amended. If we issue any subordinated debt securities, the description of those securities and the subordinated indenture will be set forth in the related prospectus supplement.

The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. In this description, the words “we,” “us,” “our” and “Lazard Group” refer only to Lazard Group LLC and not to Lazard Ltd or any of Lazard Group’s subsidiaries.

General

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	the title,

•	any limit on the amount that may be issued,

•	the indenture, including any supplemental indenture, under which the debt securities will be issued,

•	whether or not we will issue the series of debt securities in global form, the terms and who the depository will be,

•	the maturity date,

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates,

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt,

•	any guarantees,

•	any provisions relating to the exchangeability into Class A common stock of Lazard Ltd,

•	the terms of the subordination of any series of subordinated debt,

•	the place where payments will be payable,

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period,

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions,

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities,

•	whether the indenture will provide for any covenants, including covenants restricting our ability to pay dividends or incur additional indebtedness,

•	a discussion on any material or special United States federal income tax considerations applicable to the debt securities,

•	the denominations in which we will issue the series of debt securities, and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

One or more series of debt securities may be sold at a discount below or premium above their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below or above market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities which are issued in registered form may be transferred or exchanged at the office of the trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

We expect the following provisions to apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities.

Payments of principal, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. None of Lazard Group, the trustee for the debt securities, any paying agent, or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. Such payments will be the responsibility of such participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities, and, in such event, will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. If definitive debt securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name.

Exchangeable Debt Securities

The prospectus supplement will describe, if applicable, the terms on which the debt securities will be exchangeable into Class A common stock of Lazard Ltd. Any Class A common stock of Lazard Ltd that will be issued in exchange for debt securities sold under this prospectus will be registered under the Securities Act, pursuant to an effective registration statement of Lazard Ltd. The prospectus supplement will describe how the number of shares of Class A common stock of Lazard Ltd to be received would be calculated and the anti-dilution protections, if any.

Certain Covenants

The covenants, if any, that will apply to a particular series of debt securities will be set forth in the indenture relating to such series of debt securities and described in a prospectus supplement.

Merger, Consolidation or Sale of Assets

Lazard Group shall not merge, consolidate or amalgamate with or into any other person (other than a merger of a wholly owned subsidiary into Lazard Group) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property in any one transaction or series of related transactions unless:

(a) Lazard Group shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than Lazard Group) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Australia, Bermuda, Canada, Japan, Sweden, the United Kingdom or any country that is a member of the European Monetary Union and was a member of the European Monetary Union on January 1, 2004,

(b) the Surviving Person (if other than Lazard Group) expressly assumes, by supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by Lazard Group,

(c) immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing,

(d) Lazard Group shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with, and

(e) Lazard Group shall have delivered to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction or series of transactions and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction or series of transactions had not occurred.

For the purposes of this covenant, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more subsidiaries of Lazard Group, which property, if held by Lazard Group instead of such subsidiaries, would constitute all or substantially all the property of Lazard Group on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of Lazard Group.

Additional Amounts

If, following a transaction to which the provisions of the indenture described above under “—Merger, Consolidation or Sale of Assets” applies, the Surviving Person is organized other than under the laws of the United States of America, any state thereof or the District of Columbia, all payments made by the Surviving Person under, or with respect to, the debt securities will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto), which we collectively refer to in this prospectus as the “Taxes,” imposed or levied by or on behalf of the jurisdiction of organization of the Surviving Person or any political subdivision thereof or taxing authority therein, which we refer to in this prospectus as a “Taxing Jurisdiction,” unless the Surviving Person is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

If the Surviving Person is so required to withhold or deduct any amount for, or on account of, such Taxes from any payment made under or with respect to the debt securities, the Surviving Person will pay such additional amounts, which we refer to in this prospectus as “Additional Amounts,” as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and a Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Surviving Person’s country of incorporation of such note); (2) any Taxes that are imposed or withheld by reason of the failure by the relevant holder or the beneficial owner of the debt securities to comply with a written request of the Surviving Person addressed to such holder, after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence or identity of such holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the applicable Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding or deduction of, all or part of such Taxes; (3) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements (including any law implementing any such agreement) entered into in connection with the implementation thereof (collectively, “FATCA”); or (4) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; nor shall the Surviving Person be required to pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period), or (b) with respect to any payment of principal of (or premium, if any, on) or interest on such note to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note.

The foregoing provisions will survive any termination or discharge of the indenture and any defeasance of the debt securities.

Events of Default

Each of the following constitutes an event of default with respect to a series of debt securities:

(1) a default in payment of the principal amount or redemption price with respect to any debt security when such amount becomes due and payable,

(2) our failure to pay interest (including additional interest, if applicable) on any debt security within 30 days of when such amount becomes due and payable,

(3) our failure to comply with any of our covenants or agreements in the indenture or the debt securities (other than a failure that is subject to the foregoing clause (1) or (2)) and our failure to cure (or obtain a waiver of) such default and such failure continues for 60 days after written notice is given to us as provided below,

(4) a default under any debt for money borrowed by us or any subsidiary that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $25.0 million or its foreign currency equivalent at the time without such debt having been discharged or acceleration having been rescinded or annulled within 10 days after receipt by us of notice of the default by the trustee or holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding,

(5) any judgment or judgments for the payment of money (to the extent not insured by a reputable and creditworthy insurer that has not contested coverage with respect to the underlying claim) in an aggregate amount in excess of $25.0 million (or its foreign currency equivalent at the time) that shall be rendered against us or any subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect, and

(6) certain events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

A default under clause (3) is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default”.

We will deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officers’ certificate of any event of default and any event which with the giving of notice or the lapse of time or both would become an event of default, its status and what action we are taking or propose to take with respect thereto.

If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to us in writing (and to the trustee, if given by holders of such debt securities) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities in such series then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to us shall occur, such amount with respect to all the debt securities shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities.

No holder of debt securities will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) such holder has previously given to the trustee written notice of a continuing event of default,

(b) the registered holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and offered indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee, and

(c) the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and premium, if any, or interest on, such debt security on or after the respective due dates expressed in such debt security.

If a default with respect to the debt securities occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. The trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding notice is in the interests of the holders of the debt securities.

We are required to furnish to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate regarding compliance with the indenture.

Modification and Waiver

Modifications and amendments of the indenture as it applies to a series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series.

No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

•	make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver,

•	reduce the rate of or extend the time of payment for interest on any debt security,

•	reduce the principal amount or extend the stated maturity of any debt security,

•	reduce the redemption price of any debt security or add redemption provisions to any debt security,

•	make any debt security payable in money other than that stated in the indenture or the debt security, or

•	impair the right to institute suit for the enforcement of any payment with respect to the debt securities.

Without the consent of any holder, we and the trustee may amend the indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of our obligations under the indenture as permitted thereunder, to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture or to make any other change that does not adversely affect the rights of any holder.

The holders of at least a majority in principal amount of the then outstanding debt securities of a series affected may waive compliance by us with certain restrictive provisions of the indenture. The holders of at least a majority in principal amount of the then outstanding debt securities of a series may waive any past default under the indenture, except a default in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security in a series.

Defeasance

We may terminate at any time all our obligations with respect to any series of debt securities and the applicable indenture, which we refer to in this prospectus as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. In addition, we may also terminate at any time our obligations with respect to any series of debt securities with respect to certain covenants that are described in the applicable indenture, which we refer to in this prospectus as “covenant defeasance,” except for certain covenants, including the covenant to make payments in respect of the principal, premium, if any, and interest on the debt securities. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute events of default with respect to the debt securities. We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default specified in clause (3) under “—Events of Default”.

The legal defeasance option or the covenant defeasance option with respect to a series of debt securities may be exercised only if:

(a) we irrevocably deposit in trust with the trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on such debt securities to maturity or redemption, as the case may be,

(b) we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the debt securities to maturity or redemption, as the case may be,

(c) 123 days pass after the deposit is made and during the 123-day period no default described in clause (6) under “—Events of Default” occurs with respect to Lazard Group that is continuing at the end of the period,

(d) no default or event of default has occurred and is continuing on the date of such deposit,

(e) such deposit does not constitute a default under any other agreement binding us,

(f) we deliver to the trustee an opinion of counsel to the effect that the trust resulting from the deposit does not require registration under the Investment Company Act of 1940,

(g) in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

(1) we have received from, or there has been published by, the Internal Revenue Service a ruling, or

(2) since the date of the indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,

(h) in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(i) we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of such debt securities have been complied with as required by the indenture.

Discharge of the Indenture

When (i) we deliver to the trustee all outstanding debt securities of a series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a series have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption, and we irrevocably deposit with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of a series, including interest thereon, and if in either case we pay all other sums related to such debt securities payable under the indenture by us, then the indenture shall, subject to certain surviving provisions, cease to be of further effect as to all outstanding debt securities of such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to such series of debt securities on our demand accompanied by an officers’ certificate and an opinion of counsel of Lazard Group.

Regarding the Trustee

Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the TIA that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the TIA), it must eliminate such conflict or resign.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

Provisions Applicable Only To Subordinated Debt Securities

As set forth in a prospectus supplement, the subordinated debt securities may be senior or junior to, or rank pari passu with, our other subordinated obligations and will be subordinated to all of our existing and future senior indebtedness, as may be defined in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to Lazard Group, any underwriting discounts and other items constituting underwriters’ compensation, and public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market or (c) in transactions otherwise than on such exchanges or in the over-the-counter market.

We and our respective agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to such underwriters. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. The maximum commission or discount to be received by any FINRA member or independent broker/dealer will not be greater than eight percent for the sale of any securities being registered pursuant to SEC Rule 415.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities issued hereunder may be new issues of securities with no established trading market. Any underwriters, or agents to or through whom such securities are sold for public offering and sale, may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates and in the ordinary course of our business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

WHERE YOU CAN FIND MORE INFORMATION

Lazard Group files annual, quarterly and current reports and other information with the SEC. You may read and copy any document Lazard Group files at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Lazard Group’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

We maintain a public website at http://www.lazard.com and a Twitter account at http://www.twitter.com/Lazard. The information contained on or connected to our website and social media sites is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase securities.

You should rely only upon the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus specific documents that Lazard Group has filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that Lazard Group files with the SEC (excluding any portions of such documents that are “furnished” but not “filed” for purposes of the Exchange Act) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all the securities offered by this prospectus. This prospectus is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Lazard Group’s Annual Report on Form 10-K for the year ended December 31, 2016 and

•	Lazard Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus. You can request copies of such documents if you write us at the following address: Investor Relations, Lazard Group LLC, 30 Rockefeller Plaza, New York, New York 10112 or call us at (212) 632-6000. You may also obtain copies of any such documents by visiting our website at http://www.lazard.com. The information contained on or connected to our website is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase securities.

This prospectus and information incorporated by reference herein contain summaries of certain agreements that we have filed as exhibits to our various SEC filings, as well as certain agreements that we will enter into in connection with the sales. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address or telephone number listed above.

You should rely only upon the information contained in this prospectus and incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any subsequent prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, unless otherwise indicated in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Lazard Group’s Annual Report on Form 10-K and the effectiveness of Lazard Group’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

LAZARD GROUP LLC

% Senior Notes due 20

PRELIMINARY PROSPECTUS SUPPLEMENT

, 2019

Sole Book-Running Manager and Joint Lead Manager	Joint Lead Manager

Citigroup	Lazard Frères & Co. LLC